                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 21, 1998
                                                           -------------

                              IMCO Recycling Inc.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            1-7170                                      75-2008280
---------------------------------            -----------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)

    5215 N. O'Connor Blvd., Suite 940, Irving, Texas                  75039
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code (972) 401-7200

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

In July 1998, IMCO Recycling Inc. ("IMCO", or the "Company") acquired all of the outstanding stock of U.S. Zinc Corporation and its subsidiary corporations ("U.S. Zinc") for a total purchase price of approximately $72,000,000. U.S. Zinc is the surviving corporation in a merger which occurred on April 1, 1998 with Gulfmet Holdings, Inc., then its 80% parent corporation. As such, U.S. Zinc succeeded to and possesses all assets, property rights, privileges and other attributes of both corporations. MetalChem, Inc. and Western Zinc Corporation are now wholly owned subsidiaries of U.S. Zinc.

*(a)  Audited Financial Statements of Business Acquired:

      Financial Statements of Gulfmet Holdings, Inc., MetalChem, Inc. & Western Zinc Corporation

      .  Independent Auditors' Report
      .  Combined Balance Sheet as of December 31, 1997
      .  Combined Statement of Income for the year ended December 31, 1997
      . Combined Statement of Stockholders' Equity for the year ended December 31, 1997
      . Combined Statement of Cash Flows for the year ended December 31, 1997 . Notes to Combined Financial Statements

*(b) Unaudited Financial Statements of U.S. Zinc Corporation, MetalChem, Inc. & Western Zinc Corporation

      .  Combined Balance Sheet as of June 30, 1998 and December 31, 1997
         (audited)
      . Combined Statements of Income for the six months ended June 30, 1997 and June 30, 1998
      .  Combined Statements of Cash Flows for the six months ended
         June 30, 1997 and June 30, 1998
      .  Notes to Combined Financial Statements

*(c)  Pro Forma Financial Information:

      . Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997
      . Pro Forma Condensed Consolidated Statement of Earnings for the six months ended June 30, 1998
      . Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998 . Notes to Pro Forma Condensed Consolidated Financial Statements

(d)   Exhibits:

      **2.1 Memorandum of Purchase and Sale Agreement by and among IMCO Recycling Inc., the Minette and Jerome Robinson Community Property Trust, The Minette and Jerome Robinson Foundation, The Minette and Jerome Robinson Charitable Remainder Trust, M. Russ Robinson, Howard Robinson and Mindy Robinson Brown, dated July 21, 1998. (In accordance with Item 601 of Regulation S-K, the copy of the U. S. Zinc Purchase Agreement filed with the Securities and Exchange Commission (the "Commission") does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

      **2.2   Form of Common Stock Purchase Warrant dated July 21, 1998.

      * 2.3 Amendment No. 1 to Memorandum of Purchase and Sale Agreement by and among IMCO Recycling Inc., the Minette and Jerome Robinson Community Property Trust, The Minette and Jerome Robinson Foundation, The Minette and Jerome Robinson Charitable Remainder Trust, M. Russ Robinson, Howard Robinson and Mindy Robinson Brown, effective as of August 20, 1998.

      *23.1   Consent of Deloitte & Touche LLP

--------------------------------------------------------------------------------
*   Filed herewith

**  Previously Filed in this Current Report on Form 8-K

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMCO Recycling Inc.
                                       ("Registrant")

                                       By: /s/    Robert R. Holian
                                          ------------------------------------
                                             Robert R. Holian
                                             Vice President and Controller
                                             Principal Accounting Officer

Date:  October 5, 1998

      Gulfmet Holdings, Inc., MetalChem, Inc. & Western Zinc Corporation

                              Financial Statements

                          Year ended December 31, 1997

                                    CONTENTS

Independent Auditors' Report....................................... F-2
Financial Statements:
Combined Balance Sheet............................................. F-3 - F-4
Combined Statement of Income....................................... F-5
Combined Statement of Stockholders' Equity......................... F-6
Combined Statement of  Cash Flows.................................. F-7 - F-8
Notes to Combined Financial Statements............................. F-9 - F-16

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
    Gulfmet Holdings, Inc., MetalChem, Inc. & Western Zinc Corporation Houston, Texas

We have audited the accompanying combined balance sheet of Gulfmet Holdings, Inc. and related companies as of December 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. The combined financial statements include the accounts of Gulfmet Holdings, Inc. and two related companies, MetalChem, Inc. and Western Zinc Corporation. These companies are under common ownership and common management. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Gulfmet Holdings, Inc. and related companies as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

August 17, 1998

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED BALANCE SHEET,
DECEMBER 31, 1997 (In thousands)
------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                         $  1,188
   Accounts receivable:
      Trade                                            27,520
      Shareholders                                        248
      Other                                               126
   Inventories                                         15,254
   Prepaid expenses                                     1,225
   Income taxes receivable                                212
   Deferred tax asset                                     363
                                                     --------

                Total current assets                   46,136
                                                     --------

PROPERTY, PLANT AND EQUIPMENT:
   Land                                                   746
   Buildings and improvements                           3,964
   Machinery and equipment                             23,046
                                                     --------

                Total                                  27,756

   Less accumulated depreciation                      (14,790)
                                                     --------

                Property, plant and equipment, net     12,966
                                                     --------

EQUIPMENT HELD FOR SALE                                    66

OTHER ASSETS, NET                                         748
                                                     --------

TOTAL                                                $ 59,916
                                                     ========

--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                     $16,352
   Payable to affiliate                                                            8
   Accrued disposal expense                                                      775
   Current portion of long-term debt                                           1,226
                                                                             -------

                Total current liabilities                                     18,361

LONG-TERM DEBT                                                                24,634

DEFERRED INCOME TAXES PAYABLE                                                  1,421
                                                                             -------

                Total liabilities                                             44,416
                                                                             -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock - $1 par value; 21,000 shares authorized and 18,428 shares issued and outstanding, as follows:
      Gulmet Holdings, Inc. (428 shares issued and outstanding)
      MetalChem, Inc. (10,000 shares issued and outstanding)                      10
      Western Zinc Corporation (8,000 shares issued and outstanding)               8
   Additional paid-in capital                                                  2,198
   Retained earnings                                                          13,284
                                                                             -------

                Total stockholders' equity                                    15,500
                                                                             -------

TOTAL                                                                        $59,916
                                                                             =======

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
------------------------------------------------------------------------------


SALES                                               $ 164,515

COST OF SALES                                         151,918
                                                    ---------

GROSS MARGIN                                           12,597

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            6,781
                                                    ---------

INCOME FROM OPERATIONS                                  5,816
                                                    ---------

OTHER (INCOME) EXPENSE:
   Interest expense                                     2,050
   Interest income                                        (44)
   Equity in loss of Gulf Metals Industries, Inc.         390
   Loss on sale of Gulf Metals Industries, Inc.           544
   Other, net                                            (134)
                                                    ---------

                Total                                   2,806
                                                    ---------

INCOME BEFORE INCOME TAXES                              3,010
                                                    ---------

PROVISION FOR INCOME TAXES:
   Current                                                378
   Deferred                                                (4)
                                                    ---------

                Total                                     374
                                                    ---------

NET INCOME                                          $   2,636
                                                    =========


See notes to combined financial statements.

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1997
(In thousands of dollars, except share amounts)
------------------------------------------------------------------------------

                                          COMMON STOCK     ADDITIONAL              TOTAL
                                       -----------------    PAID-IN   RETAINED STOCKHOLDERS'
                                       SHARES    AMOUNT     CAPITAL   EARNINGS    EQUITY
BALANCE AT
   JANUARY 1, 1997                     18,428    $    18    $   408   $12,308     $12,734

   Net income                                                           2,636       2,636

   Distributions to shareholders                                       (1,660)     (1,660)

   Contribution of shareholder note                           1,790                 1,790
                                       ------    -------    -------   -------     -------

BALANCE AT
   DECEMBER 31, 1997                   18,428    $    18    $ 2,198   $13,284     $15,500
                                       ======    =======    =======   =======     =======


See notes to combined financial statements.

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997 (In thousands)
-------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                      $ 2,636
   Adjustments to reconcile net income to net cash used in operating activities:
      Depreciation and amortization                                                  2,294
      Gain on disposition of property, plant and equipment                             (24)
      Equity in loss of Gulf Metals Industries, Inc.                                   390
      Loss on sale of Gulf Metals Industries, Inc.                                     544
      Loss on sale of assets held for sale                                              53
      Deferred income tax provision                                                     (4)
      Change in assets and liabilities:
         Decrease (increase) in:
            Accounts receivable:
               Trade                                                                (6,214)
               Affiliates                                                            3,055
               Other                                                                   761
            Inventories                                                             (3,994)
            Prepaid expenses                                                          (141)
            Other assets                                                              (305)
            Income taxes receivable                                                    129
         Increase in accounts payable and accrued expenses                             797
                                                                                   -------

                Net cash used in operating activities                                  (23)
                                                                                   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                       (1,128)
   Proceeds from sale of property, plant and equipment                                 531
   Proceeds from sale of Gulf Metals Industries, Inc.                                   25
                                                                                   -------

                Net cash used in investing activities                                 (572)
                                                                                   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings under revolving line of credit                                     5,179
   Payments on senior debt                                                          (1,485)
   Payments on subordinated shareholder debt                                           (23)
   Net advances to affiliate                                                        (1,022)
   Distributions to shareholders                                                    (1,660)
                                                                                   -------

                Net cash provided by financing activities                              989
                                                                                   -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                              394

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                          794

CASH AND CASH EQUIVALENTS - END OF YEAR                                            $ 1,188
                                                                                   =======


                                                                     (Continued)

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997 (In thousands)
-------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid for:
   Interest                                                         $2,041
                                                                    ======

   Taxes (net of refunds)                                           $  525
                                                                    ======

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
   Contribution of shareholder note into equity                     $1,790
                                                                    ======

   Property acquired by capital leases                              $  190
                                                                    ======


See notes to combined financial statements.                         (Concluded)

GULFMET HOLDINGS, INC., METALCHEM, INC. &
WESTERN ZINC CORPORATION


NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES

      ORGANIZATION - Gulfmet Holdings, Inc. ("Gulfmet") is a privately held Delaware Corporation. MetalChem, Inc. ("MetalChem") and Western Zinc Corporation ("Western") are separate, individually owned subchapter S corporations.

      On December 31, 1997 the stock of Gulf Metals Industries, Inc., a wholly owned subsidiary of Gulfmet, was sold to G.M.I. Investments, L.L.C., an affiliate of a shareholder of Gulfmet, for $25,000. A loss of $544,000 has been recorded on the sale.

      DESCRIPTION OF BUSINESS - Gulfmet is headquartered in Houston, Texas, and its business primarily consists of manufacturing value-added zinc products. These zinc products, consisting primarily of zinc dust, zinc oxide, zinc ingot and various zinc by-products, are manufactured at five locations in the United States, with sales offices in the United States, Canada and Germany. Gulfmet's major customers include tire and rubber manufacturers, steel galvanizers, and paint and chemical manufacturers.

      MetalChem and Western are located in Pittsburgh, Pennsylvania and Los Angeles, California, respectively. MetalChem also has satellite offices in Germany, and Canada. Operations of the companies consist primarily of buying and reselling secondary zinc-bearing materials.

      PRINCIPLES OF COMBINATION - The combined financial statements include the accounts and operations of Gulfmet, its majority-owned subsidiary, U.S. Zinc Corporation ("USZ"), MetalChem and Western (the "Company"). Gulfmet owns 80% of USZ. The remaining 20% is owned by the shareholders of Gulfmet and is included in these combined financial statements. Both MetalChem and Western are 100% owned by the shareholders of Gulfmet. Western is under common management with Gulfmet, while MetalChem is managed by separate personnel. All material intercompany accounts and transactions have been eliminated in combination.

      These combined financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. Significant principles followed by the Company and the methods of applying those principles that materially affect the combined financial statements are summarized below:

      CASH AND CASH EQUIVALENTS - The Company considers all short-term investments with a maturity of three months or less at acquisition to be cash equivalents.

      SALES RECOGNITION - Sales and accounts receivable are recorded at the date of product shipment.

      INVENTORIES - Inventories consist of finished goods, raw materials and by-products. For Gulfmet, finished goods and by-products are recorded at market less estimated selling costs. Raw materials are recorded at the lower of cost or market. Cost for inventories held by Gulfmet is determined using the last-in first-out ("LIFO") method of accounting in order to match the most current costs of production with the related revenues. Cost for inventories representing 2% of total combined inventory held by MetalChem and Western is determined using average costing.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are presented at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

              Buildings and improvements          5 - 20 years
              Machinery and equipment             3 - 10 years

      Depreciation expense for the year ended December 31, 1997 was $2,001,000. The Company evaluates long-lived assets for impairment based on the recoverability of the asset's carrying value. When it is probable that the undiscounted future cash flows will not be sufficient to recover the asset's carrying value, an impairment is recognized. No such impairments were recognized by the Company during the year ended December 31, 1997.

      OTHER ASSETS - Other assets consist primarily of goodwill, financing, organization, and non-compete costs. Such assets are being amortized over a period of five to fifteen years. See Note 4.

      INCOME TAXES - Gulfmet files a consolidated federal income tax return. Gulfmet and its subsidiary file separate state tax returns and a unitary return in Illinois, with the related expense included in the provision for income taxes.

      Gulfmet uses the liability method to account for its deferred income taxes. Deferred income taxes are provided for the differences between the tax basis of assets and liabilities and their basis for financial statement purposes.

      MetalChem and Western are both organized as subchapter S corporations. Accordingly, the attached combined financial statements do not reflect any provision for federal income taxes for these entities, as such amounts are the responsibility of their respective shareholders.

      FAIR VALUES OF FINANCIAL INSTRUMENTS - The carrying values reflected in the combined balance sheet of the Company for cash, accounts receivable and accounts payable approximated their fair values because of the short-term nature of such financial instruments. The carrying amount of the Company's long-term, fixed rate debt was estimated to approximate its fair value at December 31, 1997 based on currently prevailing interest rates for similar issues.

      SIGNIFICANT GROUP OF CONCENTRATIONS OF CREDIT RISK - The Company's trade accounts receivable potentially subject them to concentrations of credit risk. Sales of zinc dust are primarily made across a wide geographic base to a large number of customers; however, 35% of zinc dust sales are made in the Gulf Coast region. Sales of zinc oxide to a large number of customers are concentrated 36% in the Midwest region and 26% in the Gulf Coast region. Sales of zinc metal to a large number of customers are concentrated in the Gulf Coast region. For the year ended December 31, 1997, there were no sales to any individual customer which exceeded 10% of total sales.

      NEW ACCOUNTING PRONOUNCEMENTS - SFAS No. 129, "Disclosure of Information About Capital Structure," was issued in February 1997 and establishes standards for disclosing information about an entity's capital structure. This statement is effective for fiscal years beginning after December 15, 1997.

      SFAS No. 130, "Reporting Comprehensive Income," was issued in June 1997 and requires disclosure of all nonstockholder changes in equity during a period. This statement is effective for fiscal years beginning after December 15, 1997.

      SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and establishes certain reporting and accounting requirements for entities which hold such instruments or engage in such activities. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

      Statement of Position 98-5 was issued in April 1998 and is effective for fiscal years beginning after December 15, 1998. This statement requires that organization and start-up costs for a Company be expensed as incurred.

      The Company's management expects that adoption of these statements other than SFAS 133, if required, will not have a material effect on the Company's combined financial position or results of operations but will impact future financial statement disclosure. Management has not completed their evaluation of SFAS 133 and accordingly, its impact on the Company's combined financial position or results of operations can not be determined at this time.

      USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make use of estimates and assumptions that affect amounts reported in the financial statements as well as certain disclosures. Actual results could differ from these estimates.

2.    SUBSEQUENT EVENTS

      On April 1, 1998 (the "Effective Date"), the shareholders of Gulfmet approved the Agreement of Merger under which Gulfmet merged with USZ. Gulfmet's stock shall convert into fully paid and nonassessable shares of USZ stock. Each share of the common stock of Gulfmet outstanding as of the Effective Date, and all rights in respect thereof, shall be changed and converted into 3.7383 shares of common stock of USZ. USZ, as surviving corporation, will succeed to and possess all assets, property, rights, privileges, powers, franchises and other attributes of both corporations. Corporate actions approved by the Company's officers, directors and/or stockholders before the Effective Date will remain in effect, and USZ will be bound by them.

      On April 22, 1998, IMCO Recycling Inc. ("IMCO"), a public company, signed a letter of intent to acquire USZ. On July 21, 1998, a definitive agreement was signed, with an effective date of July 1, 1998. The principal terms of the acquisition are expected to be completed in the third quarter of 1998, subject to regulatory approval. The purchase price is expected to total approximately $72 million to be paid through cash, the assumption of debt and the issuance of new IMCO common shares in a privately negotiated transaction. In addition, the transaction provides for additional payments depending on future earnings performance and issuance of four-year warrants to purchase 1.5 million shares of IMCO common stock.

      On July 1, 1998, the shareholders of MetalChem and Western contributed their shares to USZ, for no consideration, making both companies wholly owned subsidiaries of USZ, to be included in the sale to IMCO.

      During July 1998, IMCO repaid the full amount outstanding under the Company's line of credit (see Note 5).

3.    INVENTORIES

      Inventories consisted of the following:

                                                     (000'S)

              Finished goods                        $  4,347
              Raw materials                            8,783
              By-products                              2,124
                                                    --------

              Total                                 $ 15,254
                                                    ========

      At December 31, 1997, the LIFO reserve was $2,001,000. Cost of sales for the year ended December 31, 1997, would have decreased by $1,437,000 if the first-in first-out cost method had been used.

4.    OTHER ASSETS

      Other assets consisted of the following:

                                                     (000's)

              Goodwill                              $    245
              Organization costs and noncompete
                agreements                               162
              Financing costs                             83
              Deposits and bonds                         166
              Other                                      339
                                                    --------

              Total                                      995

              Less accumulated amortization              247

              Total                                 $    748
                                                    ========

5.    NOTES PAYABLE, LONG-TERM DEBT AND FINANCING ARRANGEMENTS

      Long-term debt consisted of the following:

                                                              (000's)

              Term note payable to a bank, due in
               monthly installments of approximately
               $75,000, plus interest at a variable
               rate, maturing August 2002                    $  4,108
              Note payable to a third party, due in
               equal monthly installments of
               approximately $25,000, including
               interest imputed at 6%, maturing
               February 1999                                      319
              Revolving line of credit with a bank,
               plus interest at a floating rate,
               maturing June 1999                              21,274
              Obligation under capital leases                     159
                                                             --------

              Total                                            25,860

              Less current maturities                           1,226
                                                             --------
              Total long-term debt                           $ 24,634
                                                             ========

      Gulfmet has a term loan with a bank. During 1995, Gulfmet renegotiated its term agreement with a new loan of $6,500,000 due in monthly installments of approximately $75,000 plus interest at London Interbank Offered Rates ("LIBOR"), plus 2.50% (8.4922% at December 31, 1997), and is collateralized by substantially all of its capital assets. The terms of the commitment require, among other things, Gulfmet to meet certain financial ratios, maintain a minimum tangible net worth and limit dividend payments and investments in, and advances to, subsidiaries and affiliates. At December 31, 1997, USZ was not in compliance with the reporting covenant requiring audited consolidated financial statements of USZ to be delivered to the bank within 120 days after the end of the fiscal year; it has obtained a waiver of such noncompliance from the bank.

      Gulfmet satisfies its short-term debt requirements through a revolving line of credit agreement with a bank. During 1997, Gulfmet renegotiated its revolving line of credit facility with terms and covenants similar to its previous credit line. The loan agreement provides for a revolving line of credit aggregating $25,000,000, subject to a combined borrowing base limitation of eligible accounts receivable and inventory. The credit line bears interest at LIBOR plus a variable rate, ranging from 1.75% to 2.75%, dependent on Gulfmet's funded debt ratio; such rate was 8.00% at December 31, 1997 and is collateralized by accounts receivable and inventory. Amounts available under the credit agreement totaled $3,726,000 at December 31, 1997. The terms of the agreement require, among other things, Gulfmet to meet certain financial ratios, maintain minimum tangible net worth and limit dividend payments and investments in, and advances to, subsidiaries and affiliates. At December 31, 1997, USZ was not in compliance with the reporting covenant requiring audited consolidated financial statements of USZ to be delivered to the bank within 120 days after the end of the fiscal year; it has obtained a waiver of such noncompliance from the bank.

      The subordinated convertible promissory notes from shareholders had an outstanding balance of $1,813,000 at January 1, 1997. The shareholders agreed to contribute the remaining principal balance, $1,790,000, into paid-in capital at December 31, 1997.

      During 1997, Gulfmet entered into capital leases with an unrelated party for forklifts. Each lease meets the criteria of a capital lease as defined by SFAS No. 13, "Accounting for Leases," which defines a capital lease generally as one which transfers benefits and risks of ownership to the lessee. The assets have been capitalized as machinery and equipment in an amount equal to the present value of the future minimum lease payments at the inception of the lease and are being depreciated over the life of the respective lease. A corresponding liability was recorded as long-term debt. Principal and interest payments during 1997 totaled $31,000 and $4,000, respectively. At December 31, 1997, assets capitalized under capital leases amounted to $190,000 less accumulated depreciation of $21,000. Depreciation expense of $21,000 has been recorded and included in depreciation and amortization. At December 31, 1997, the current and long-term portions of the future minimum lease obligations were $59,000 and $100,000, respectively.


      Maturities of long-term debt for each of the five years subsequent to December 31, 1997 are as follows:

                                                       (000's)

              1998                                    $  1,226
              1999                                      22,286
              2000                                         936
              2001                                         899
              2002                                         513
                                                      --------

              Total                                   $ 25,860
                                                      ========

      On July 21, 1998, IMCO paid off the outstanding balance of $15,725,000 under the Company's revolving line of credit. In addition, IMCO also paid $201,865 for various fees and expenses, such as interest, commitment fees, letters of credit and escrow fees.

6.    INCOME TAXES

      Differences between the effective tax rate and the statutory federal rate are as follows:

                                                             (000'S)

              Federal income tax provision
               at the statutory rate of 34%                 $ 1,023
              Increase (decrease) resulting from:
                 State income taxes, net of
                  federal income tax benefit                    101
                 Subchapter S earnings                         (536)
                 Nondeductible meals and
                  entertainment                                  26
                 Nondeductible officers' life
                  insurance                                      25
                 Accrual to return adjustment                  (337)
                 Foreign sales corporation
                  benefits                                     (228)
                 Loss on sale of Gulf Metals
                  Industries, Inc.                              265
                 Other, net                                      35
                                                            -------

              Total                                         $   374
                                                            =======

      Temporary differences which gave rise to deferred tax assets and liabilities at December 31, 1997 were as follows:

                                                              (000'S)

              Deferred tax liabilities:
                 Depreciation of property,
                  plant and equipment                        $ 1,188
                 Interest charge - domestic
                  international sales corporation                213
                 Other                                            20
                                                             -------

              Deferred tax liability                           1,421
                                                             -------

              Current deferred tax assets:
                 Accrued workers' compensation                    45
                 Accrued disposal expense                        279
                 Other                                            39
                                                             -------

              Current deferred tax asset                     $   363
                                                             =======



7.    RELATED-PARTY TRANSACTIONS

      Interest expense to affiliated parties and shareholders was approximately $229,000 and interest income from affiliated parties was approximately $33,000 during 1997.

      As discussed in Note 1, the stock of Gulf Metals Industries, Inc., a wholly owned subsidiary of the Gulfmet, was sold to GMI Investments, L.L.C., an affiliate of a shareholder of the Company, for $25,000. A loss of $544,000 has been recorded on the sale.

8.    CONTINGENCIES AND COMMITMENTS

      The Company is involved in various litigation matters arising in the normal course of its business. Management believes it has adequate legal defenses or insurance coverage and that the ultimate outcome of such litigation will not have a materially adverse effect on the Company's financial position or results of operations.

      Gulfmet's operations are subject to environmental laws and regulations, and Gulfmet is involved in ongoing proceedings and communications with regulatory authorities concerning environmental matters. It is possible that as a result of these proceedings and communications, Gulfmet may in the future incur additional costs to assure compliance with environmental laws and regulations. In the opinion of management, the disposition of these claims will not have a materially adverse effect on the Company s financial position or results of operations.

      Gulfmet has accrued $775,000 of disposal expense related to zero value inventory, of which the majority was disbursed during the first quarter of 1998.

      The Company has various noncancelable operating lease commitments outstanding at December 31, 1997, payable as follows:

                    FISCAL YEAR

                       1998                    $ 236,000
                       1999                      109,000
                       2000                       37,000
                       2001                       25,000
                       2002                       25,000
                    Thereafter                    27,000
                                               ---------

                       Total                   $ 459,000
                                               =========

      Rental expense under these leases for 1997 was $294,000.

9.    SAVINGS AND PROFIT SHARING PLAN

      The Company has a savings plan which covers all employees not covered by a collective bargaining agreement. Participants may contribute up to 15% of his or her annual compensation. Employer contributions are discretionary and are determined by the Board of Directors. The Company recorded contributions related to this plan of $108,000 for the year ended 1997.

                                    ******

U.S. ZINC CORPORATION, METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED BALANCE SHEETS,
(IN THOUSANDS)
-------------------------------------------------------------------------

                                                       JUNE 30, DECEMBER 31,
                                                         1998      1997
                                                     (unaudited) (audited)
                                                     ---------- ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                            $ 1,316   $ 1,188
   Accounts receivable:
      Trade, net                                         22,634    27,520
      Affiliates                                            978       248
      Other                                                 483       126
   Inventories                                            9,646    15,254
   Prepaid expenses                                       1,247     1,225
   Income tax receivable                                     83       212
   Deferred tax asset                                         -       363
                                                        -------   -------

                Total current assets                     36,387    46,136

PROPERTY, PLANT AND EQUIPMENT:
   Land                                                     441       746
   Buildings and improvements                             3,704     3,964
   Machinery and equipment                               24,003    23,046
                                                        -------   -------

                Total                                    28,148    27,756

   Less accumulated depreciation                        (15,813)  (14,790)
                                                        -------   -------

                Property, plant and equipment, net       12,335    12,966
                                                        -------   -------

EQUIPMENT HELD FOR SALE                                      66        66

OTHER ASSETS, NET                                           720       748
                                                        -------   -------

TOTAL                                                  $ 49,508   $59,916
                                                       ========   =======


See notes to combined financial statements.

------------------------------------------------------------------------------

                                                                            JUNE 30,  DECEMBER 31,
                                                                              1998       1998
                                                                           (unaudited) (audited)
                                                                           ---------- ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable:
      Trade and accrued expenses                                              $ 12,820     $ 16,352
      Other                                                                        380          783
   Current portion of long-term debt                                             1,094        1,226
                                                                              --------     --------

                Total current liabilities                                       14,294       18,361

LONG-TERM DEBT                                                                  17,509       24,634

DEFERRED INCOME TAXES PAYABLE                                                    1,307        1,421
                                                                              --------     --------

                Total liabilities                                               33,110       44,416
                                                                              --------     --------
STOCKHOLDERS' EQUITY:
   Common stock - $1 par value; 21,000 shares authorized and 20,000 shares issued and outstanding, as follows:
      Gulfmet Holdings, Inc. (428 shares issued and outstanding)                     -            -
      U.S. Zinc Corporation (2,000 shares issued and outstanding)                    2            -
      MetalChem, Inc. (10,000 shares issued and outstanding)                        10           10
      Western Zinc Corporation (8,000 shares issued and outstanding)                 8            8
   Additional paid-in capital                                                    2,198        2,198
   Retained earnings                                                            14,180       13,284
                                                                              --------     --------

                Total stockholders' equity                                      16,398       15,500
                                                                              --------     --------



TOTAL                                                                         $ 49,508     $ 59,916
                                                                              ========     ========

                                     F-18

U.S. ZINC CORPORATION, METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENTS OF INCOME (UNAUDITED)
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                       FOR THE SIX MONTHS ENDED
                                                   ------------------------------
                                                   JUNE 30, 1998    JUNE 30, 1997
                                                   -------------    -------------
SALES                                              $      82,047    $      72,597

COST OF SALES                                             76,521           67,385
                                                   -------------    -------------

GROSS MARGIN                                               5,526            5,212

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               2,718            2,471
                                                   -------------    -------------

INCOME FROM OPERATIONS                                     2,808            2,741
                                                   -------------    -------------

OTHER (INCOME) EXPENSE:
   Interest expense                                          844            1,026
   Interest income                                           (20)             (25)
   Equity in loss of Gulf Metals Industries Inc.              --              195
   Other, net                                                127             (173)
                                                   -------------    -------------

                Total                                        951            1,023
                                                   -------------    -------------

INCOME BEFORE PROVISION FOR INCOME TAXES                   1,857            1,718
                                                   -------------    -------------

PROVISION FOR INCOME TAXES:
   Current                                                   289              266
   Deferred                                                  249               --
                                                   -------------    -------------

                Total                                        538              266
                                                   -------------    -------------

NET INCOME                                         $       1,319    $       1,452
                                                   =============    =============


See notes to combined financial statements.

U.S. ZINC CORPORATION, METALCHEM, INC. &
WESTERN ZINC CORPORATION

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                          FOR THE SIX MONTHS ENDED
                                                                                       ------------------------------
                                                                                       JUNE 30, 1998    JUNE 30, 1997
                                                                                       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                          $       1,319    $       1,452
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                            1,186            1,077
      Gain on disposition of property, plant and equipment                                       (11)             (12)
      Deferred income tax provision                                                              249               --
      Equity in loss of Gulf Metals Industries Inc.                                               --              195
      Change in assets and liabilities:
         Decrease (increase) in:
            Accounts receivable:
               Trade                                                                           4,887           (4,462)
               Affiliates                                                                       (655)           1,629
               Other                                                                              23              557
            Inventories                                                                        5,609            1,543
            Prepaid expenses                                                                     (21)            (341)
            Other assets                                                                          (3)             240
            Income taxes receivable                                                              129              135
         Decrease in accounts payable and accrued expenses                                    (4,322)          (3,277)
                                                                                       -------------    -------------

                Net cash provided (used) by operating activities                               8,390           (1,264)
                                                                                       -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                                 (1,004)            (440)
   Proceeds from sale of property, plant and equipment                                           491               37
                                                                                       -------------    -------------
                Net cash used in investing activities                                           (513)            (403)
                                                                                       -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments under revolving line of credit                                                (6,619)           2,930
   Payments on senior and subordinate debt                                                      (667)            (839)
   Net advances to affiliate                                                                     (68)            (294)
   Distributions to shareholders                                                                (395)            (685)
                                                                                       -------------    -------------

                Net cash (used in) provided by financing activities                           (7,749)           1,112
                                                                                       -------------    -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                             128             (555)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                                1,188              794
                                                                                       -------------    -------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                              $       1,316    $         239
                                                                                       =============    =============


                                                                    (Continued)

U.S. ZINC CORPORATION, METALCHEM, INC. &
WESTERN ZINC CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES

   ORGANIZATION - Gulfmet Holdings, Inc. ("Gulfmet") is a privately held Delaware Corporation. MetalChem, Inc. ("MetalChem") and Western Zinc Corporation ("Western") are separate, individually owned subchapter S corporations.

   On April 1, 1998 (the "Effective Date"), the shareholders of Gulfmet approved the Agreement of Merger under which the Gulfmet merged with USZ. Gulfmet's stock was converted into fully paid and nonassessable shares of USZ stock. Each share of the common stock of Gulfmet outstanding as of the Effective Date, and all rights in respect thereof, were changed and converted into
   3.7383 shares of common stock of USZ. USZ, as surviving corporation, will succeed to and possess all assets, property, rights, privileges, powers, franchises and other attributes of both corporations. Corporate actions approved by the Company's officers, directors and/or stockholders before the Effective Date will remain in effect, and USZ will be bound by them.

   On April 22, 1998, IMCO Recycling Inc. ("IMCO"), a public company, signed a letter of intent to acquire USZ. The purchase price is expected to total approximately $72 million to be paid through cash, the assumption of debt and the issuance of new IMCO common shares in a privately negotiated transaction. In addition, the transaction provides for additional payments depending on future earnings performance and issuance of four-year warrants to purchase
   1.5 million shares of IMCO common stock. On July 21, 1998, a definitive agreement was signed, with an effective date of July 1, 1998.

   On June 29, 1998, the shareholders of MetalChem transferred and assigned shares to an affiliate of MetalChem, making the ownership structure 1/4 among each of the shareholders.

   DESCRIPTION OF BUSINESS - Gulfmet is headquartered in Houston, Texas, and its business primarily consists of manufacturing value-added zinc products.
   These zinc products, consisting primarily of zinc dust, zinc oxide, zinc ingot and various zinc by-products, are manufactured at five locations in the United States, with sales offices in the United States, Canada and Germany. Gulfmet's major customers include tire and rubber manufacturers, steel galvanizers, and paint and chemical manufacturers.

   MetalChem and Western are located in Pittsburgh, Pennsylvania and Los Angeles, California, respectively. MetalChem also has satellite offices in Germany and Canada. Operations of these companies consist primarily of buying and reselling secondary zinc-bearing materials.

   PRINCIPLES OF COMBINATION - The combined financial statements include the accounts and operations of Gulfmet, its majority-owned subsidiary, U.S. Zinc Corporation ("USZ"), MetalChem and Western (the "Company"). Gulfmet owns 80% of USZ. The remaining 20% is owned by the shareholders of Gulfmet and is included in these combined financial statements. Both MetalChem and Western are 100% owned by the shareholders of Gulfmet. Western is under common management with Gulfmet, while MetalChem is managed by separate personnel. All material intercompany accounts and transactions have been eliminated in combination.

   The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, have been made which are necessary to fairly present the financial position of the Company as of June 30, 1998 and the results of its operations and cash flows for the interim period ended June 30, 1998. The results of the interim period should not be regarded as necessarily indicative of results that may be expected for the entire year. The financial information presented herein should be read in conjunction with the audited financial statements and notes included in the Company's combined financial statements for the year ended December 31, 1997.

   NEW ACCOUNTING PRONOUNCEMENTS - SFAS No. 129, "Disclosure of Information About Capital Structure," was issued in February 1997 and establishes standards for disclosing information about an entity's capital structure. This statement is effective for fiscal years beginning after December 15, 1997.

   SFAS No. 130, "Reporting Comprehensive Income," was issued in June 1997 and requires disclosure of all nonstockholder changes in equity during a period. This statement is effective for fiscal years beginning after December 15, 1997.

   SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in June 1998 and establishes certain reporting and accounting requirements for entities which hold such instruments or engage in such activities. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

   Statement of Position 98-5 was issued in April 1998 and is effective for fiscal years beginning after December 15, 1998. This statement requires that organization and start-up costs for a Company be expensed as incurred.

   The Company's management expects that adoption of these statements other than SFAS 133, if required, will not have a material effect on the Company's combined financial position or results of operations but will impact future financial statement disclosure. Management has not completed their evaluation of SFAS 133 and accordingly, its impact on the Company's combined financial position or results of operations cannot be determined at this time.

2. SUBSEQUENT EVENTS

   On July 1, 1998, the shareholders of MetalChem and Western contributed their shares to USZ, for no consideration, making both companies wholly owned subsidiaries of USZ, to be included in the sale to IMCO.

   During July 1998, IMCO repaid the full amount outstanding under the Company's line of credit (see Note 5).

3. INVENTORIES

   Inventories consisted of the following:

                                            (000'S)
                                            -------
                                  June 30,           December 31,
                                    1998                1997
                                  --------             --------

       Finished goods             $  4,077             $  4,347
       Raw materials                 5,068                8,783
       By-products                     501                2,124
                                  --------             --------

       Total                      $  9,646             $ 15,254
                                  ========             ========


   At June 30, 1998, the LIFO reserve was $1,344,000. Cost of sales for the six months ended June 30, 1998, would have increased by $657,000 if the first-in first-out cost method had been used. At December 31, 1997 the LIFO reserve was $2,001,000. Cost of Sales for the year ended December 31, 1997 would have decreased by $1,437,000 if the first-in first-out method had been used.

4. OTHER ASSETS

   Other assets consisted of the following:

                                            (000'S)
                                            -------
                                  June 30,           December 31,
                                    1998                1997
                                  --------             --------

       Goodwill                   $    245             $    245
       Organization costs
        and noncompete
        agreements                     162                  162
       Financing costs                  83                   83
       Deposits and bonds              466                  166
       Other                            39                  339
                                  --------             --------

       Total                           995                  995

       Less accumulated
        amortization                   275                  247
                                  --------             --------

       Total                      $    720             $    748
                                  ========             ========

5. NOTES PAYABLE, LONG-TERM DEBT AND FINANCING ARRANGEMENTS

   Long-term debt consisted of the following:


                                                                                      (000'S)
                                                                               June 30     December 31
                                                                                1998           1997
                                                                            ------------   ------------
Term note payable to a bank, due in monthly installments of approximately
   $75,000, plus interest at a variable rate,
   maturing August 2002                                                     $      3,643   $      4,108
Note payable to a third party, due in equal monthly installments of approximately $25,000, including interest imputed at 6%,
   maturing February 1999                                                            150            319
Revolving line of credit with a bank, plus interest at a floating
   rate, maturing June 1999                                                       14,655         21,274
Obligation under capital leases                                                      155            159
                                                                            ------------   ------------

Total                                                                             18,603         25,860

Less current maturities                                                            1,094          1,226
                                                                            ------------   ------------

Total                                                                       $     17,509   $     24,634
                                                                            ============   ============


   Gulfmet has a term loan with a bank. During 1995, Gulfmet renegotiated its term agreement with a new loan of $6,500,000 due in monthly installments of approximately $75,000 plus interest at London Interbank Offered Rates ("LIBOR"), plus 2.50% (8.1563% at June 30, 1998), and is collateralized by substantially all of its capital assets. The terms of the commitment require, among other things, Gulfmet to meet certain financial ratios, maintain a minimum tangible net worth and limit dividend payments and investments in, and advances to, subsidiaries and affiliates. At June 30, 1998, the Company was in compliance with all debt covenants.

   Gulfmet satisfies its short-term debt requirements through a revolving line of credit agreement with a bank. During 1997, Gulfmet renegotiated its revolving line of credit facility with terms and covenants similar to its previous credit line. The loan agreement provides for a revolving line of credit aggregating $25,000,000, subject to a combined borrowing base limitation of eligible accounts receivable and inventory. The credit line bears interest at LIBOR plus a variable rate, ranging from 1.00% to 2.25%, dependent on Gulfmet's funded debt ratio; such rate was 6.91% at June 30, 1998 and is collateralized by accounts receivable and inventory. Amounts available under the credit agreement totaled $10,345,000 at June 30, 1998. The terms of the agreement require, among other things, Gulfmet to meet certain financial ratios, maintain minimum tangible net worth and limit dividend payments and investments in, and advances to, subsidiaries and affiliates. At June 30, 1998, the Company was in compliance with all debt covenants.

   On July 21, 1998, IMCO paid off the outstanding balance of $15,725,000 under the Company's revolving line of credit. In addition, IMCO also paid $201,865 for various fees and expenses such as interest, commitment fees, letters of credit and escrow fees.

   During 1997 and 1998, Gulfmet entered into capital leases with an unrelated party for forklifts. Each lease meets the criteria of a capital lease as defined by SFAS No. 13, "Accounting for Leases," which defines a capital lease generally as one which transfers benefits and risks of ownership to the lessee. The assets have been capitalized as machinery and equipment in an amount equal to the present value of the future minimum lease payments at the inception of the lease and are being depreciated over the life of the respective lease. A corresponding liability was recorded as long-term debt. Principal and interest payments during the six months ended June 30, 1998 totaled $33,453 and $6,004, respectively. At June 30, 1998, assets capitalized under capital leases amounted to $219,319 less accumulated depreciation of $56,845. Depreciation expense of $36,552 has been recorded and included in depreciation and amortization. At June 30, 1998, the current and long-term portions of the future minimum lease obligations were $69,335 and $85,579, respectively.

6. CONTINGENCIES AND COMMITMENTS

   The Company is involved in various litigation matters arising in the normal course of its business. Management believes it has adequate legal defenses or insurance coverage and that the ultimate outcome of such litigation will not have a materially adverse effect on the Company's financial position or results of operations.

   Gulfmet's operations are subject to environmental laws and regulations, and Gulfmet is involved in ongoing proceedings and communications with regulatory authorities concerning environmental matters. It is possible that as a result of these proceedings and communications, Gulfmet may in the future incur additional costs to assure compliance with environmental laws and regulations. In the opinion of management, the disposition of these claims will not have a materially adverse effect on the Company's financial position or results of operations.

                                    ******

PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of IMCO Recycling Inc. (the "Company"). The Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998 has been prepared as if the Company's July 1998 acquisition of U.S. Zinc Corporation and its Subsidiaries ("U.S. Zinc") was consummated on June 30, 1998. The Proforma Condensed Consolidated Statement of Earnings for the six months ended June 30, 1998 has been prepared as if the U.S. Zinc acquisition had been consummated on January 1, 1998. The Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997 has been prepared as if the Company's November 1997 acquisition of Alchem Aluminum, Inc. ("Alchem") and its U.S. Zinc acquisition had both been consummated on January 1, 1997.

The Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997 has been derived from (i) the historical audited consolidated financial statements of the Company for the year ended December 31, 1997, (ii) the historical audited combined financial statements of Gulfmet Holdings, Inc., MetalChem, Inc. & Western Zinc Corporation for the year ended December 31, 1997, and (iii) the historical financial statements of Alchem for the 10 months ended October 31, 1997, as adjusted.

Subsequent to December 31, 1997, (i) Gulfmet Holdings, Inc., the 80% parent corporation of U.S. Zinc, was merged with and into U.S. Zinc, and (ii) the shares of capital stock of MetalChem, Inc. and Western Zinc Corporation were contributed by their shareholders to U.S. Zinc. See Note 2 of the Notes to Audited Combined Financial Statements.

The Pro Forma Condensed Consolidated Statement of Earnings for the six months ended June 30, 1998 and the Pro Forma Condensed Consolidated Balance Sheet at June 30, 1998 have been derived from (i) the historical unaudited consolidated financial statements of the Company as of and for the six-month period ended June 30, 1998 and (ii) the historical unaudited combined financial statements of U.S. Zinc as of and for the six month period ended June 30, 1998.

The Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Condensed Consolidated Statements of Earnings due to normal fluctuations in operating levels, changes in prices, future transactions and other factors.

Each of the acquisitions was accounted for by the purchase method. Accordingly, the assets and liabilities of U.S. Zinc have been adjusted to their estimated fair values, as determined by the management of the Company, to reflect the allocation of the costs of the acquisitions by the Company.

                              IMCO RECYCLING INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                        PRO FORMA FOR THE ALCHEM ACQUISITION
                                                                    -------------------------------------------
                                                                     HISTORICAL
                                                                     10 MONTHS
                                                                       ENDED
                                                   COMPANY          OCTOBER 31,     PRO FORMA            PRO
                                                  HISTORICAL           1997        ADJUSTMENTS          FORMA
                                                  ----------        -----------    -----------        ---------
Revenues                                          $  339,381        $   125,877    $  (3,694) A1      $ 461,564
Cost of sales                                        291,527            114,949       (3,694) A1        402,907
                                                                                         125  A2
                                                  ----------        -----------    ---------          ---------
Gross profit                                          47,854             10,928         (125)            58,657
Selling, general and administrative expense           17,612             10,037          332  A3         22,981
                                                                                      (5,000) A4
Interest expense                                       7,331                688        1,030  A5          9,049
Interest income                                         (413)               (14)                           (427)
Equity in (earnings)/loss of affiliates                 (182)                 -                            (182)
                                                  ----------        -----------    ---------          ---------
Earnings before provision for income
   taxes and minority interests                       23,506                217        3,513             27,236
Provision for income taxes                             9,086                  -        1,455  A6         10,541
                                                  ----------        -----------    ---------          ---------
Earnings before minority interests                    14,420                217        2,058             16,695
Minority interests, net of provision for
   income taxes                                         (293)                 -                            (293)
                                                  ----------        -----------    ---------          ---------
Net earnings before extraordinary item            $   14,127        $       217    $   2,058          $  16,402
                                                  ==========        ===========    =========          =========

Net earnings before extraordinary item
   per common share:
   Basic                                          $     1.08                                          $    1.16
   Diluted                                        $     1.06                                          $    1.14

Weighted average common and common
   equivalent shares outstanding:
   Basic                                              13,066                           1,083  A7         14,149
   Diluted                                            13,293                           1,083  A7         14,376


                                                    PRO FORMA FOR THE U.S. ZINC ACQUISITION
                                                  ---------------------------------------------

                                                   HISTORICAL
                                                   YEAR ENDED
                                                  DECEMBER 31,      PRO FORMA            PRO
                                                     1997           ADJUSTMENTS         FORMA
                                                  ------------     ------------       ---------
Revenues                                          $    164,515                        $ 626,079
Cost of sales                                          151,918     $  (1,017) B1        554,008
                                                                         200  B2
                                                  ------------     ---------          ---------
Gross profit                                            12,597           817             72,071
Selling, general and administrative expense              6,781         1,252  B3         29,553
                                                                      (1,461) B4
Interest expense                                         2,050         2,683  B5         13,782
Interest income                                           (178)                            (605)
Equity in (earnings)/loss of affiliates                    934          (934) B4           (182)
                                                  ------------     ---------          ---------
Earnings before provision for income
   taxes and minority interests                          3,010          (723)            29,523
Provision for income taxes                                 374           511  B6         11,426
                                                  ------------     ---------          ---------
Earnings before minority interests                       2,636        (1,234)            18,097
Minority interests, net of provision for
   income taxes                                              -                             (293)
                                                  ------------     ---------          ---------
Net earnings before extraordinary item            $      2,636     $  (1,234)         $  17,804
                                                  ============     =========          =========

Net earnings before extraordinary item
   per common share:
   Basic                                                                              $    1.23
   Diluted                                                                            $    1.21

Weighted average common and common
   equivalent shares outstanding:
   Basic                                                                 298  B8         14,447
   Diluted                                                               298  B8         14,674

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                              IMCO RECYCLING INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  COMPANY         U.S. ZINC         PRO FORMA            PRO
                                                 HISTORICAL       HISTORICAL       ADJUSTMENTS          FORMA
                                                 ----------       ----------       -----------        ---------
Revenues                                         $  251,721       $   82,047                          $ 333,768
Cost of sales                                       223,921           76,326       $  (435) B1          299,912
                                                                                       100  B2
                                                 ----------       ----------       -------            ---------
Gross profit                                         27,800            5,721           335               33,856
Selling, general and administrative expense           9,666            2,718           626  B3           11,838
                                                                                    (1,172) B4
Interest expense                                      3,799              844         1,449  B5            6,092
Interest income                                        (199)             (20)                              (219)
Equity in (earnings)/loss of affiliates              (1,028)               -                             (1,028)
Other, net                                                -              127                                127
                                                 ----------       ----------       -------            ---------
Earnings before provision for income
   taxes and minority interests                      15,562            2,052          (568)              17,046
Provision for income taxes                            5,737              608           218  B6            6,563
                                                 ----------       ----------       -------            ---------
Earnings before minority interests                    9,825            1,444          (786)              10,483
Minority interests, net of provision for
   income taxes                                        (203)               -                               (203)
                                                 ----------       ----------       -------            ---------
Net earnings                                     $    9,622       $    1,444       $  (786)           $  10,280
                                                 ==========       ==========       =======            =========

Net earnings per common share:
   Basic                                         $     0.58                                           $    0.61
                                                 ==========                                           =========
   Diluted                                       $     0.57                                           $    0.60
                                                 ==========                                           =========
Weighted average common and common
   equivalent shares outstanding:
   Basic                                             16,574                            298  B8           16,872
   Diluted                                           16,766                            298  B8           17,064


      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                              IMCO RECYCLING INC.
           CONDENSED CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1998
                                (IN THOUSANDS)

                                                      IMCO        U.S. ZINC         PRO FORMA            PRO
                                                   HISTORICAL     HISTORICAL       ADJUSTMENTS          FORMA
                                                   ----------     ----------       -----------        ---------
ASSETS
Current assets
     Cash and cash equivalents                     $    8,680     $    1,316       $ 62,296  B7       $   9,996
                                                                                    (46,369) B8
                                                                                    (15,927) B9
      Accounts receivable                              45,314         24,095                             69,409
      Inventories                                      32,272          9,646            201  B11         42,119
      Deferred income taxes                             3,170              -                              3,170
      Other current assets                              2,766          1,330                              4,096
                                                   ----------     ----------       --------           ---------
      Total current assets                             92,202         36,387            201             128,790
 Property and equipment, net                          148,642         12,335          2,000  B11        162,977
 Intangible assets                                     74,940            215          2,665  B10        114,120
                                                                                     36,300  B11
 Investments in affiliates                             14,889              -         54,869  B8          14,889
                                                                                    (54,869) B11
 Other assets, net                                     10,695            571            (31) B11         11,235
                                                   ----------     ----------       --------           ---------
                                                   $  341,368     $   49,508       $ 41,135           $ 432,011
                                                   ==========     ==========       ========           =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable                             $   30,971     $   12,695                          $  43,666
      Accrued liabilities                               8,921            504       $  2,165  B10         11,590
      Current maturities of long-term debt                498          1,119                              1,617
                                                   ----------     ----------       --------           ---------
      Total current liabilities                        40,390         14,318          2,165              56,873
 Long-term debt                                       101,058         17,484         62,296  B7         164,911
                                                                                    (15,927) B9
 Deferred income taxes                                 11,358          1,307           (400) B10         12,265
 Other long-term liabilities                            9,194              -            900  B10         10,094

 Stockholders' equity                                 179,368         16,399          8,500  B8         187,868
                                                                                    (16,399) B11
                                                   ----------     ----------       --------           ---------
                                                   $  341,368     $   49,508       $ 41,135           $ 432,011
                                                   ==========     ==========       ========           =========

      See Notes to Pro Forma Condensed Consolidated Financial Statements.

                              IMCO RECYCLING INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A.  PRO FORMA ADJUSTMENTS FOR THE ALCHEM ACQUISITION

    In November 1997, the Company acquired all of the outstanding capital stock of Alchem. The acquisition was accounted for using the purchase method of accounting. The pro forma adjustments to the historical financial statements for the Alchem acquisition are as follows:


    A1. To eliminate sales and cost of sales for transactions between Alchem and the Company.

    A2. To reflect additional depreciation expense based on the fair value of the assets acquired. Pro forma depreciation is computed on a straight-line basis over the estimated useful lives of the assets acquired.

    A3. To adjust amortization expense for the goodwill acquired and Alchem's debt issuance costs written-off. Goodwill is amortized on a straight-line basis over a 40 year life.

    A4.  To eliminate S G & A expenses which would not have been incurred.

    A5. To record the net increase in interest expense due to borrowings under the Amended and Restated Credit Agreement using the applicable LIBOR rate plus 1.5%, less interest expense on the Alchem indebtedness retired. An increase of .125% in the assumed interest rate would increase pro forma interest expense related to the Alchem acquisition by $33,000 for the year ended December 31, 1997.

    A6. To adjust income tax expense based on the combined effective federal and state income tax rates.

    A7.  To record the acquisition of the capital stock of Alchem.

B.  PRO FORMA ADJUSTMENTS FOR THE U.S. ZINC ACQUISITION

    In July 1998, the Company acquired all of the outstanding stock of U.S. Zinc Corporation and its subsidiary corporations ("U.S. Zinc"). U.S. Zinc is the surviving corporation in a merger which occurred on April 1, 1998. The acquisition was accounted for using the purchase method of accounting. The pro forma adjustments to the historical combined audited financial statements for the period ending December 31, 1997, and to the unaudited combined financial statements as of and for the period ending June 30, 1998 are as follows:

    B1. To eliminate the impact on U.S. Zinc's results related to conforming to the Company's method of accounting for inventory.

    B2. To reflect additional depreciation expense based on the fair value of the assets acquired. Pro forma depreciation is computed on a straight-line basis over the estimated useful lives of the assets acquired.

    B3. To adjust amortization expense for the goodwill acquired and U.S. Zinc's old intangible assets which were written-off. Goodwill is amortized on a straight-line basis over a 30 year life.

    B4. To eliminate duplicate management costs on U.S. Zinc's books which will be eliminated, and to eliminate equity loss on businesses previously disposed.

    B5. To record the net increase in interest expense due to borrowings under the Amended and Restated Credit Agreement using the applicable LIBOR rate plus 1%, less interest expense on the U.S. Zinc indebtedness retired. An increase of .125% in the assumed interest rate would increase pro forma interest expense related to the U.S. Zinc acquisition by $78,000 for the year ended December 31, 1997 and $39,000 for the six months ended June 30, 1998.

    B6. To adjust income tax expense based on the combined effective federal and state income tax rates.

    B7. To record borrowings to fund the cash portion of the purchase price and for repayment of U.S. Zinc's outstanding obligations under terms of their credit agreement.

    B8.  To record the purchase of the capital stock of U.S. Zinc.

    B9.  To repay U.S. Zinc's outstanding credit agreement obligations.

    B10. To record merger related costs and other purchase accounting accruals.

    B11. To record the preliminary purchase price allocation as follows
         (in 000's):

                Working Capital         $ 20,105
                Property & Equipment      14,335
                Goodwill                  39,180
                Other Noncurrent Assets      540
                Noncurrent Liabilities   (19,291)
                                        --------
                                        $ 54,869
                                        ========